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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 on Form N-1A ( No. 33-73498) of our report dated December 14, 1995 on our audit of the financial statements and financial highlights of Warburg, Pincus Emerging Markets Fund, Inc. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Auditors and Counsel" in the filing.


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 26, 1995